UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 12, 2006 (January 11, 2006)
Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
EX-10.1: LETTER AGREEMENT
EX-99.1: COMPANY PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On January 6, 2006, Connecticut Water Service, Inc. (the “Company”) and Eric W. Thornburg entered into a letter agreement outlining the terms and conditions of Mr. Thornburg’s employment as the Company’s newly appointed President and Chief Executive Officer, effective March 1, 2006. The terms of this letter agreement are described in the fifth paragraph of Item 5.02 hereof, which paragraph in its entirety is hereby incorporated by reference.
     On January 11, 2006, the Compensation Committee of the Company’s Board of Directors approved an award of 4,507 restricted shares of the Company’s common stock (the “Award”) to Mr. Thornburg under the Company’s 2004 Performance Stock Program (the “2004 Program”). Mr. Thornburg’s Award vests as to twenty percent (20%) of the Award on each of the second, third, fourth, fifth and sixth anniversaries of the Grant Date of the Award, provided that he is still employed by the Company or one of its subsidiaries on each such anniversary date. The Compensation Committee may accelerate the vesting of the Award if it determines that the Performance Goals applicable to the Award have been met by Mr. Thornburg and/or the Company or one or more of its subsidiaries. Mr. Thornburg’s Award will be evidenced by a Restricted Stock Agreement. A copy of the form of this Agreement was attached as Exhibit 10.1 to the Company’s Form 8-K filed on January [13], 2006, and is hereby incorporated by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On January 12, 2006, the Company announced that the Company’s Board of Directors at a meeting held on January 11, 2006 unanimously approved the appointment of Eric W. Thornburg as President and Chief Executive Officer of the Company. Mr. Thornburg, 45, was most recently President of Missouri-American Water and also led Government and Regulatory Affairs for American Water’s central region, spanning 15 states in the Midwest. He has also held leadership positions in Indiana and Pennsylvania for American Water, a subsidiary of RWE, a German-based conglomerate and a Global 100 company.
     Mr. Thornburg is scheduled to assume the President/CEO positions at the Company on March 1, 2006, succeeding Marshall T. Chiaraluce, who has served as the Company’s President and Chief Executive Officer since 1992. A copy of the Company’s press release announcing the appointment of Mr. Thornburg is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
     The Company’s Board of Directors has also unanimously elected Mr. Thornburg to fill a newly created vacancy on the Company’s Board of Directors, effective immediately. The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between Mr. Thornburg and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Thornburg and any other person pursuant to which he was appointed as President and Chief Executive Officer, and (3) there is no transaction between Mr. Thornburg and the Company that would require disclosure under Item 404(a) of Regulation S-K.
     As described in the Company’s January 12, 2006 press release, Mr. Chiaraluce will retire as President and Chief Executive Officer of the Company effective March 1, 2006, but will thereafter continue to serve as the full time Chairman of the Board of Directors of the Company until his retirement from the Company and the Board of Directors in the spring of 2007.
     In connection with the Board’s approval of Mr. Thornburg’s appointments, the Company and Mr. Thornburg entered into a letter agreement outlining the terms and conditions of Mr. Thornburg’s employment. Under the terms of employment, Mr. Thornburg will receive an annual salary of $294,100, annual and long term incentive compensation to be determined by the Compensation Committee, certain other executive and relocation benefits, and employee benefits offered to all of the Company’s employees. A copy of the letter agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
     The following are filed herewith as exhibits.
     (c)     Exhibits

10.1	Letter Agreement dated January 11, 2006 between the Company and Eric W. Thornburg.
99.1	Company press release dated January 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: January 13, 2006	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
10.1	Letter Agreement dated January 11, 2006 between the Company and Eric W. Thornburg.	6

99.1	Company press release dated January 12, 2006.	9